Exhibit 99.1

News Release
RAMBUS REPORTS SECOND QUARTER 2022 FINANCIAL RESULTS

•Delivered Q2 revenue and earnings at the high end of guidance
•Achieved record quarterly product revenue driven by memory interface chips
•Expanded DDR5 portfolio with introduction of companion chips for server and client memory modules
•Generated $56.5 million in cash from operations

SAN JOSE, Calif. – August 1, 2022– Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the second quarter ended June 30, 2022. GAAP revenue for the second quarter was $121.1 million, licensing billings were $66.1 million, product revenue was $53.3 million, and contract and other revenue was $19.8 million. The Company also generated $56.5 million in cash provided by operating activities in the second quarter.

“Rambus delivered a strong performance with another quarter of record product revenue from memory interface chips and sustained silicon IP momentum driving our results,” said Luc Seraphin, chief executive officer of Rambus. “We continue to address the growing needs of the data center with our diverse and expanding portfolio of offerings to fuel the company’s long-term profitable growth.”

Quarterly Financial Review - GAAP	Three Months Ended June 30,
(In millions, except for percentages and per share amounts)	2022	2021
Revenue
Product revenue	$53.3	$31.2
Royalties	48.0	41.9
Contract and other revenue	19.8	11.8
Total revenue	121.1	84.9
Cost of product revenue	20.4	11.4
Cost of contract and other revenue	1.0	1.0
Amortization of acquired intangible assets (included in total cost of revenue)	3.4	4.5
Total operating expenses (1)	60.8	53.9
Operating income	$35.5	$14.1
Operating margin	29%	17%
Net income	$35.0	$11.2
Diluted net income per share	$0.31	$0.10
Net cash provided by operating activities	$56.5	$51.6
_________________________________________
(1)    Includes amortization of acquired intangible assets of approximately $0.4 million and $0.2 million for the three months ended June 30, 2022 and 2021, respectively.

Quarterly Financial Review - Supplemental Information(1)	Three Months Ended June 30,
(In millions)	2022	2021
Licensing billings (operational metric) (2)	$66.1	$65.2
Product revenue (GAAP)	$53.3	$31.2
Contract and other revenue (GAAP)	$19.8	$11.8
Non-GAAP cost of product revenue	$20.3	$11.4
Cost of contract and other revenue (GAAP)	$1.0	$1.0
Non-GAAP total operating expenses	$54.9	$43.7
Non-GAAP interest and other income (expense), net	$1.0	$(0.8)
Diluted share count (GAAP)	113	115
_________________________________________
(1)    See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below.

(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

GAAP revenue for the quarter was $121.1 million, at the high end of the Company’s guidance. The Company also had licensing billings of $66.1 million, product revenue of $53.3 million, and contract and other revenue of $19.8 million. The Company had GAAP cost of revenue of $24.8 million and operating expenses of $60.8 million. The Company also had total non-GAAP operating expenses of $76.1 million (including non-GAAP cost of revenue). The Company had GAAP diluted net income per share of $0.31. The Company's basic share count was 110 million shares and its diluted share count was 113 million shares.

Cash, cash equivalents, and marketable securities as of June 30, 2022 were $351.6 million, an increase of $7.9 million from March 31, 2022, mainly due to $56.5 million in cash generated by operating activities, partially offset by $24.7 million paid in connection with the repayment of 2023 senior notes and $16.1 million paid in connection with the acquisition of Hardent, Inc.

2022 Third Quarter Outlook

The Company will discuss its full revenue guidance for the third quarter of 2022 during its upcoming conference call. The following table sets forth third quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (operational metric) (2)	$63 - $69	$63 - $69
Product revenue (GAAP)	$51 - $57	$51 - $57
Contract and other revenue (GAAP)	$18 - $24	$18 - $24
Total operating costs and expenses	$94 - $90	$81 - $77
Interest and other income (expense), net	$0	($1)
Diluted share count	113	113
_________________________________________
(1)    See “Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates” table included below.
(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

For the third quarter of 2022, the Company expects licensing billings to be between $63 million and $69 million. The Company also expects royalty revenue to be between $29 million and $35 million, product revenue to be between $51 million and $57 million and contract and other revenue to be between $18 million and $24 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales and solutions licensing, among other matters.

The Company also expects operating costs and expenses to be between $94 million and $90 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $81 million and $77 million. These expectations also assume non-GAAP interest and other income (expense), net, of ($1 million), tax rate of 24% and diluted share count of 113 million, and exclude stock-based compensation expense ($9 million), amortization expense ($4 million), non-cash interest expense on convertible notes ($0.1 million) and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements ($1 million).

Conference Call

The Company’s management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (866) 813-9403 (domestic) or (+44) 204-525-0658 (international) with ID# 092440.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: cost of product revenue, operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expense, acquisition-related costs and retention bonus expense, amortization of acquired intangible assets, expense on abandoned operating leases, change in fair value of earn-out liability, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. A reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current period’s portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Expense on abandoned operating leases. Reflects the expense on building leases that were abandoned. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Change in fair value of earn-out liability. This change is due to adjustments to acquisition purchase consideration. The Company excludes these adjustments because such adjustments are not directly related to ongoing business results and do not reflect expected future operating expenses.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for both 2022 and 2021, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies, that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, product and investment strategies, and the Company’s outlook and financial guidance for the third quarter of 2022 and related drivers, and the Company’s ability to effectively manage supply chain shortages. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission, as well as the potential adverse impacts related to, or arising from, the COVID-19 and its variants. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Nicole Noutsios
Rambus Investor Relations
(510) 315-1003
rambus@nmnadvisors.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$171,460	$107,891
Marketable securities	180,175	377,718
Accounts receivable	63,602	44,065
Unbilled receivables	146,692	135,608
Inventories	9,238	8,482
Prepaids and other current assets	9,979	10,600
Total current assets	581,146	684,364
Intangible assets, net	58,866	58,420
Goodwill	291,995	278,810
Property, plant and equipment, net	81,735	56,035
Operating lease right-of-use assets	26,343	23,712
Deferred tax assets	2,686	4,047
Unbilled receivables	65,211	123,018
Other assets	2,931	4,240
Total assets	$1,110,913	$1,232,646

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,183	$11,279
Accrued salaries and benefits	20,689	20,945
Convertible notes	49,248	163,687
Deferred revenue	22,165	24,755
Income taxes payable	20,846	20,607
Operating lease liabilities	5,873	5,992
Other current liabilities	22,440	20,002
Total current liabilities	161,444	267,267
Long-term liabilities:
Long-term operating lease liabilities	31,219	29,099
Long-term income taxes payable	12,220	21,424
Deferred tax liabilities	25,159	23,985
Other long-term liabilities	42,713	28,475
Total long-term liabilities	111,311	102,983
Total stockholders’ equity	838,158	862,396
Total liabilities and stockholders’ equity	$1,110,913	$1,232,646

Rambus Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share amounts)	2022	2021	2022	2021
Revenue:
Product revenue	$53,302	$31,170	$101,271	$61,951
Royalties	48,038	41,910	78,502	70,769
Contract and other revenue	19,792	11,779	40,409	22,521
Total revenue	121,132	84,859	220,182	155,241
Cost of revenue:
Cost of product revenue	20,417	11,422	38,814	22,832
Cost of contract and other revenue	974	1,017	1,598	2,573
Amortization of acquired intangible assets	3,421	4,439	6,799	8,825
Total cost of revenue	24,812	16,878	47,211	34,230
Gross profit	96,320	67,981	172,971	121,011
Operating expenses:
Research and development	39,538	31,469	79,353	63,823
Sales, general and administrative	26,305	22,184	53,211	45,746
Amortization of acquired intangible assets	417	229	826	458
Restructuring charges	—	—	—	368
Change in fair value of earn-out liability	(5,500)	—	(4,300)	—
Total operating expenses	60,760	53,882	129,090	110,395
Operating income	35,560	14,099	43,881	10,616
Interest income and other income (expense), net	2,738	2,381	4,098	5,362
Loss on extinguishment of debt	—	—	(66,497)	—
Loss on fair value adjustment of derivatives, net	—	—	(8,283)	—
Interest expense	(348)	(2,683)	(953)	(5,297)
Interest and other income (expense), net	2,390	(302)	(71,635)	65
Income (loss) before income taxes	37,950	13,797	(27,754)	10,681
Provision for income taxes	2,930	2,631	3,444	2,128
Net income (loss)	$35,020	$11,166	$(31,198)	$8,553
Net income (loss) per share:
Basic	$0.32	$0.10	$(0.28)	$0.08
Diluted	$0.31	$0.10	$(0.28)	$0.07
Weighted average shares used in per share calculation
Basic	110,447	112,144	110,170	112,177
Diluted	112,715	114,931	110,170	115,358

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended June 30,
(In thousands)	2022	2021
Cost of product revenue	$20,417	$11,422
Adjustment:
Stock-based compensation expense	(132)	(70)
Non-GAAP cost of product revenue	$20,285	$11,352

Total operating expenses	$60,760	$53,882
Adjustments:
Stock-based compensation expense	(8,504)	(7,228)
Acquisition-related costs and retention bonus expense	(1,949)	(2,200)
Amortization of acquired intangible assets	(417)	(229)
Expense on abandoned operating leases	(531)	(521)
Change in fair value of earn-out liability	5,500	—
Non-GAAP total operating expenses	$54,859	$43,704

Interest and other income (expense), net	$2,390	$(302)
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(1,455)	(2,382)
Non-cash interest expense on convertible notes	45	1,901
Non-GAAP interest and other income (expense), net	$980	$(783)

Rambus Inc.
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(Unaudited)

2022 Third Quarter Outlook	Three Months Ended September 30, 2022
(In millions)	Low	High
Forward-looking operating costs and expenses	$94.0	$90.0
Adjustments:
Stock-based compensation expense	(9.0)	(9.0)
Amortization of acquired intangible assets	(4.0)	(4.0)
Forward-looking Non-GAAP operating costs and expenses	$81.0	$77.0

Forward-looking interest and other income (expense), net	$0.1	$0.1
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(1.2)	(1.2)
Non-cash interest expense on convertible notes	0.1	0.1
Forward-looking Non-GAAP interest and other income (expense), net	$(1.0)	$(1.0)